                                                                     EXHIBIT 4.8

                            LIBERTY MEDIA CORPORATION

                                       AND

                              THE BANK OF NEW YORK

                                     Trustee

                              ---------------------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 2, 2000

                              ---------------------

                        Supplementing the Trust Indenture

                            Dated as of July 7, 1999

                              --------------------

                $1,000,000,000 8-1/4% Senior Debentures due 2030

         THIRD SUPPLEMENTAL INDENTURE, dated as of the 2nd day of February, 2000, between LIBERTY MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 7, 1999 (the "Original Indenture" and, together with this Third Supplemental Indenture, the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "8-1/4% Senior Debentures due 2030" under the Original Indenture in the aggregate principal amount of $1,000,000,000;

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities designated as the "8-1/4% Senior Debentures due 2030," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:



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                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         Section 101. Definitions.

         Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

         "Cedel" shall mean Cedelbank.

         "Depository" shall have the meaning assigned to it in the Original Indenture.

         "DTC" shall mean The Depository Trust Company.

         "Euroclear" shall mean the Euroclear System.

         "Initial Purchasers" shall mean Lehman Brothers Inc. and Salomon Smith Barney Inc.

         "Interest Payment Date" shall have the meaning assigned to it in
Section 206.

         "Permanent Regulation S Security" shall have the meaning assigned to it in Section 213(c).

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Restricted Period" shall have the meaning assigned to it in Section
207.

         "Rule 144A" shall mean Rule 144A under the Securities Act.

         "Rule 144A Security" shall have the meaning assigned to it in Section 213(b).

         "Securities" shall mean the Company's 8-1/4% Senior Debentures due
2030.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         "Temporary Regulation S Security" shall have the meaning assigned to it in Section 213(c).

         Section 102. Section References.

         Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.



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                                  ARTICLE TWO

                        TITLE AND TERMS OF THE SECURITIES

         Section 201. Title of the Securities.

         The title of the Securities of the series established hereby is the "8-1/4% Senior Debentures due 2030."

         Section 202. Amount and Denominations.

         The aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture is limited to $1,000,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the Securities may be reopened, without the consent of the Holders thereof, for issuance of additional Securities.

         Section 203. Registered Securities.

         The certificates for the Securities shall be Registered Securities and shall be in substantially the form attached hereto as Exhibits A-1, A-2 and A-3, and shall bear the legends as are inscribed thereon.

         Section 204. Issuance and Pricing.

         The Securities shall be issued and sold by the Company to the Initial Purchasers, parties to the Purchase Agreement dated January 26, 2000 with the Company, at a price equal to 98.324% of the principal amount thereof, and the initial price to purchasers of the Securities from the Initial Purchasers shall be 99.199% of the principal amount thereof, plus accrued interest, if any, from February 2, 2000.

         Section 205. Stated Maturity.

         The Stated Maturity of the Securities on which the principal thereof is due and payable shall be February 1, 2030.

         Section 206. Interest.

         The principal of the Securities shall bear interest from February 2, 2000 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 2000, to the Persons in whose names the Securities (or one or more Predecessor Securities) are registered at the close of business on the January 15 or July 15 next preceding such Interest Payment Date. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.



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         Interest on the Securities will accrue at the rate of 8-1/4% per annum until the principal thereof is paid or made available for payment.

         Section 207. Registration, Transfer and Exchange.

         The principal of and interest on the Securities shall be payable and the Securities may be surrendered or presented for payment, the Securities may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Securities and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company, payment of interest on the Securities may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register; and provided, further, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. Notwithstanding the foregoing, a Holder of $10 million or more in aggregate principal amount of certificated Securities on a Regular Record Date shall be entitled to receive interest payments on the next succeeding Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

         Rule 144A Security to Temporary Regulation S Security. Prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S) (the "Restricted Period"), if a holder of a beneficial interest in a Rule 144A Security deposited with the Depository wishes at any time to exchange all or a portion of its interest in such Rule 144A Security for an interest in the Temporary Regulation S Security, or to transfer all or a portion of its interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of an interest in such Temporary Regulation S Security, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Temporary Regulation S Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Temporary Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit B hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent,




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shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Temporary Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Temporary Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

         Rule 144A Security to Permanent Regulation S Security. After the expiration of the Restricted Period, if a holder of a beneficial interest in the Rule 144A Security deposited with the Depository wishes at any time to exchange all or a portion of its interest in such Rule 144A Security for an interest in the Permanent Regulation S Security, or to transfer all or a portion of its interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of an interest in such Permanent Regulation S Security, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Permanent Regulation S Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and (3) a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Permanent Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

         Regulation S Security to Rule 144A Security. If a holder of a beneficial interest in the Temporary Regulation S Security or the Permanent Regulation S Security which is deposited with the Depository wishes at any time to exchange its interest for an interest in the Rule 144A Security, or to transfer its interest in such Temporary Regulation S Security or Permanent Regulation S Security to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Security, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security. Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from Euroclear or Cedel



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

or the Depository, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Temporary Regulation S Security or the Permanent Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depository to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Temporary Regulation S Security (but not the Permanent Regulation S Security) for an interest in the Rule 144A Security, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Temporary Regulation S Security or such Permanent Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Security or such Permanent Regulation S Security to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Security or such Temporary Regulation S Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Permanent Regulation S Security or such Temporary Regulation S Security, as the case may be.

         Temporary Regulation S Security to Permanent Regulation S Security. After the expiration of the Restricted Period, interests in a Temporary Regulation S Security as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit E hereto to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Security, will be exchanged, on and after the Restricted Period, for interests in the Permanent Regulation S Security. The Trustee shall effect such exchange by delivering to the Depository for credit to the respective accounts of the holders of Securities represented by a beneficial interest in the Temporary Regulation S Global Security, a duly executed and authenticated Permanent Regulation S Security, representing the principal amount of interests in the Temporary Regulation S Security initially exchanged for interests in the Permanent Regulation S Security. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Company and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Third Supplemental Indenture and the Temporary Regulation S Security. Upon any exchange of interests in a Temporary Regulation S Security for interests in a Permanent Regulation S Security, the Trustee shall endorse the Temporary Regulation S Security to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Regulation S Security to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Security, and the Securities evidenced thereby, shall in all respects be entitled to the same benefits under the Indenture as the Permanent Regulation S Security, the Rule 144A Security and the Restricted Certificated Securities authenticated and delivered hereunder.



                                       7
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         Section 208. Redemption of the Securities.

         The Securities may not be redeemed by the Company prior to their Stated Maturity.

         Section 209. Denominations.

         The Securities shall be issued in denominations of $1,000 and integral multiples in excess thereof.

         Section 210. Currency.

         The interest and principal on the Securities shall be payable only in Dollars.

         Section 211. Applicability of Certain Indenture Provisions.

         Sections 402 (including, without limitation, Sections 402(2) and 402(3)), 403, 1005, 1006 and 1007 of the Indenture shall apply to the Securities.

         Section 212. Security Registrar and Paying Agent.

         The Trustee shall be Security Registrar and the initial Paying Agent and initial transfer agent for the Securities (subject to the Company's right (subject to Section 1002 of the Indenture) to remove the Trustee as such Paying Agent and/or transfer agent with respect to the Securities and, from time to time, to designate one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Securities.

         Section 213. Global Securities.

         (a) Securities may be issued in whole or in part in the form of one or more temporary or permanent global Securities. The initial Depository for the global Securities shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Securities from time to time.

         (b) Rule 144A Securities. Securities initially offered and sold in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A) shall be issued in the form of permanent Global Securities in definitive fully registered form without interest coupons, substantially in the form of Exhibit A-1 (a "Rule 144A Security"). Each Rule 144A Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of a Rule 144A Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

         (c) Temporary Regulation S Securities; Permanent Regulation S Securities. Securities initially offered and sold in reliance on Regulation S shall be issued in the form of temporary Global Securities in definitive fully registered form without interest coupons, substantially in the




                                       8
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form of Exhibit A-2 (a "Temporary Regulation S Security"). Each Temporary
Regulation S Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel. After the expiration of the Restricted Period, each Temporary Regulation S Security will be exchanged for a permanent Global Security, substantially in the form of Exhibit A-3 (a "Permanent Regulation S Security"). Until the expiration of the Restricted Period, interests in a Temporary Regulation S Security may only be held by agent members of Euroclear and Cedel. During the Restricted Period, interests in a Temporary Regulation S Security may be exchanged for interests in a Rule 144A Security. The aggregate principal amount of a Temporary Regulation S Security and a Permanent Regulation S Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.

         The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to any Global Security insofar as interests in such Global Security are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

         Section 214. Payments on Temporary Regulation S Security.

         Prior to expiration of the Restricted Period, payments (if any) on the Temporary Regulation S Securities will only be paid to the Holder thereof to the extent that there is presented by Cedel or Euroclear to the Trustee a certificate, substantially in the form set out in Exhibit E hereto, to the effect that it has received from or in respect of a beneficial owner of an interest in such Temporary Regulation S Securities (as shown by its records) a certificate substantially in the form of Exhibit F hereto. After the Restricted Period, the Holders of Temporary Regulation S Securities will not be entitled to receive any payment thereon.

         Section 215. Sinking Fund.

         The Securities shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

         Section 216. Conversion.

         The Securities shall not be convertible into Common Stock and shall not be exchangeable for any other securities.



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                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                           LIBERTY MEDIA CORPORATION



                           By:
                              --------------------------------------------------
                                  Name:
                                  Title:


                           THE BANK OF NEW YORK, as Trustee



                           By:
                              --------------------------------------------------
                                  Name:
                                  Title:

               EXHIBITS A-1 THROUGH A-4 ARE INTENTIONALLY OMITTED.

                                    Exhibit B


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM RULE 144A SECURITY
                       TO TEMPORARY REGULATION S SECURITY



The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           [$1,000,000,000 8-1/4% Senior Debentures due 2030
                           (the "Securities")]

         Reference is hereby made to the Indenture dated as of July 7, 1999, between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Third Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________ principal amount of Securities represented by a beneficial interest in the Rule 144A Security (CUSIP No.____) held through the Depository by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Regulation S Security (CUSIP (CINS) No._____) to be held with [Euroclear] [Cedel] (ISIN Code _____) (Common Code _____) through the Depository.

         In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2)      either:  (A)      at the time the buy order was originated,
                                    the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           (B) the transaction was executed in, on or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository through Euroclear or Cedel or both (Common Code ____ (ISIN Code _____)).

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Securities being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]



                              By:
                                 ----------------------------------------------
                                     Name:
                                     Title:


Dated:
        --------------------------------

cc:      Liberty Media Corporation

                                    Exhibit C


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                       OR EXCHANGE FROM RULE 144A SECURITY
                       TO PERMANENT REGULATION S SECURITY


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           [$1,000,000,000 8-1/4% Senior Debentures due 2030
                           (the "Securities")]


         Reference is hereby made to the Indenture dated as of July 7, 1999, between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Third Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________ principal amount of Securities represented by a beneficial interest in the Rule 144A Security (CUSIP No.____) held through the Depository by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest for an interest in the Permanent Regulation S Security (CUSIP (CINS) No. [____]) to be held by [Euroclear][Cedel] (ISIN Code _______) (Common Code) through the Depositary.

         In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that, with respect to transfers made in reliance on Regulation S under the Securities Act:

         (1) the offer of the Securities was not made to a person in the United States;

         (2)      either:  (A)      at the time the buy order was originated,
                                    the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           (B) the transaction was executed in, on or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Securities being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                 [Insert Name of Transferor]



                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


Dated:
        --------------------------

cc:      Liberty Media Corporation

                                    Exhibit D


                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                  EXCHANGE FROM TEMPORARY REGULATION S SECURITY
                              TO RULE 144A SECURITY


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           [$1,000,000,000 8-1/4% Senior Debentures due 2030
                           (the "Securities")]

         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Third Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________________________________
principal amount of Securities which are held in the form of the Temporary Regulation S Security (CUSIP No. ___) with [Euroclear/Cedel] (ISIN Code [___]) (Common Code [___]) through the Depository by or on behalf of transferor as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest in the Securities for an interest in the Rule 144A Security (CUSIP NO. [___]).

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Securities being transferred.

                               [Insert Name of Transferor]


                               By:
                                  ---------------------------------------------
                                      Name:
                                      Title:

Dated:
      ----------------------------

cc:      Liberty Media Corporation

                                    Exhibit E


                       FORM OF CLEARING SYSTEM CERTIFICATE


                  Re:      Liberty Media Corporation
                           [$1,000,000,000 8-1/4% Senior Debentures due 2030
                           (the "Securities")]


         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Third Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, as of the date hereof, $_________________ aggregate principal amount of Securities represented by such Temporary Regulation S Global Security is owned by (a) non-U.S. Persons or (b) U.S. Persons who purchased such Securities in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. Person" has the meaning given to it by Regulation S under the Securities Act.(1)

         We further certify (i) that we are not making available herewith for payment of interest any portion of a Temporary Regulation S Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of a Temporary Regulation S Global Security submitted herewith for payment of interest are no longer true and cannot be relied upon as the date hereof.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                             Yours faithfully,


--------
     (1) Note: Unless Morgan Guaranty Brussels and Cedelbank are otherwise informed by the Initial Purchasers or the Trustee, the Standard Long-Form Certification set out in the Operating Procedures of Euroclear will be deemed to meet the requirements of this sentence.

                                       [MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK, Brussels office, as operator of the Euroclear System] or
                                       [CEDELBANK]



                                       By:
                                          --------------------------------------


Dated:                        (2)
     ------------------------







---------------------
     (2) Not earlier than 15 days prior to the relevant Interest Payment Date or Redemption Date, as the case may be.

                                    Exhibit F

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

                  Re:      Liberty Media Corporation
                           [$1,000,000,000 8-1/4% Senior Debentures due 2030
                           (the "Securities")]

         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Third Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Securities Act of 1933, as amended (the "Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" included Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $____________________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:                              (3)
     ------------------------------        By:
                                              ----------------------------------

         As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.




-----------------------
     (3) Not earlier than 15 days prior to the certification event to which the certification relates.


                                      F-2